UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 Federal Plaza West, Youngstown, Ohio 44503-1203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (330) 742-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 27, 2008, the Compensation Committee and Board of Directors of United Community Financial Corporation (“UCFC”) approved the award of options to acquire UCFC stock to certain employees under the UCFC 2007 Long-Term Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 (the “2007 Plan”). Each of the options is fully vested and immediately exercisable, has an exercise price of $6.05 per share, and is subject to the terms and conditions of the 2007 Plan. Except as noted below, the options awarded were incentive stock options.
     Each of the following executive officers received an option to acquire the number of shares of UCFC stock noted by his name: Douglas M. McKay — 71,140 (54,612 of which are non-qualified options); Patrick W. Bevack — 30,564 (14,036 of which are non-qualified options); David G. Lodge - 30,673 (14,145 of which are non-qualified options); Patrick A. Kelly — 16,628 (100 of which are non-qualified options).
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
     (c)      Exhibits.

Exhibit
Number	Description

10.1	United Community 2007 Long-Term Incentive Plan.	Included herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
	By:	/s/ Patrick A. Kelly
Patrick A. Kelly
Date: March 4, 2008		Chief Financial Officer